                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                               __________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                               Vertel Corporation
             (Exact name of Registrant as specified in its charter)

        CALIFORNIA                                        95-3948704
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                            21300 VICTORY BOULEVARD
                                   SUITE 700
                           WOODLAND HILLS, CA  91367
                    (Address of principal executive offices)

                             2000 STOCK OPTION PLAN
                            (Full title of the Plan)
                                ________________

                                 CYRUS D. IRANI
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               VERTEL CORPORATION
                            21300 VICTORY BOULEVARD
                                   SUITE 700
                           WOODLAND HILLS, CA  91367
                                 (818) 227-1400
(Name, address and telephone number, including area code, of agent for service)
                               _________________

                                    Copy to:

                                 DAVID J. KATZ
                                PERKINS COIE LLP
                         1620 26th STREET, SIXTH FLOOR
                            SANTA MONICA, CA  90404
                                 (310) 788-9900

              (Calculation of Registration Fee on following page)

--------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

  Title of Securities         Maximum Amount              Maximum             Maximum          Amount of
   To be Registered                To be              Offering Price         Aggregate       Registration
                              Registered (1)             Per Share        Offering Price          Fee
----------------------------------------------------------------------------------------------------------
COMMON STOCK                  2,000,000 (2)           $5.76565 (3)        $11,531,300        $3,044.26


___________________

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) This is the number of shares which may be issued under the 2000 Stock Option Plan which was approved by the Shareholders on May 18, 2000.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee, and based on the average of the high and low price of the Common Stock as reported on the NASDAQ National Market on August 2, 2000.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
        ---------------------------------------

        The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

        (a) The Registrant's Annual Report filed on Form 10-K for fiscal year ended December 31, 1999.

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

        (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1999.

        (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A12G filed with the Commission under Section 12 of the Exchange Act on April 30, 1997 (under Registrant's prior name "Retix"), including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a),13(c),14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  DESCRIPTION OF SECURITIES.  Not applicable.
         -------------------------

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  None.
         --------------------------------------

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

          Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Registrant's Articles of Incorporation reduce the liability of a director to the corporation or its shareholders for monetary damages to the fullest extent permissible under California law, and authorize Registrant to indemnify its officers and directors (and other agents) to the maximum extent permitted under California law. Registrant's Bylaws provide that it shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. Registrant has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the California Corporations Code.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.
         -----------------------------------

Item 8.  EXHIBITS.
         --------

Exhibit
Number
-------
 5.1    Opinion of Perkins Coie LLP
23.1    Consent of Perkins Coie LLP
        (included in Exhibit 5.1)
23.2    Consent of Deloitte & Touche LLP
24.1    Powers of Attorney
        (included on signature page 5)

Item 9.  UNDERTAKINGS.
         ------------

(a)  The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to this registration statement:

                (A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
        Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on this 4th day of August, 2000.

                                        Vertel Corporation


                                       By: /s/ Cyrus D. Irani
                                           _____________________________
                                           CYRUS D. IRANI
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce W. Brown, Cyrus D. Irani and Gordon
L. Almquist, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney in facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

August 4, 2000                          /s/ Cyrus D. Irani
                                        -------------------------------------------------
                                        CYRUS D. IRANI
                                        President, Chief Executive Officer and Director

August 4, 2000                          /s/ Bruce W. Brown
                                        -------------------------------------------------
                                        BRUCE W. BROWN
                                        Chairman and Director

August 4, 2000                          /s/ Gordon L. Almquist
                                        -------------------------------------------------
                                        GORDON L. ALMQUIST
                                        Vice President of Finance and Administration
                                        and Chief Financial Officer

August 7, 2000                          /s/ Howard Oringer
                                        -------------------------------------------------
                                        HOWARD ORINGER
                                        Director

                               INDEX TO EXHIBITS

Exhibit
Number
--------
 5.1    Opinion of Perkins Coie LLP
23.1    Consent of Perkins Coie LLP
        (included in Exhibit 5.1)
23.2    Consent of Deloitte & Touche LLP
24.1    Powers of Attorney
        (included on signature page 5)